UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 11, 2011

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)
7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Rimage Corporation (the “Company”) currently has a role-based structure for director compensation. Under this structure, in lieu of all meeting fees previously paid to directors, each non-employee director receives an annual retainer for service as a director, an annual retainer for service as a committee member and an additional annual retainer for service as a committee chair.  On May 11, 2011, the Compensation Committee of the Company recommended, and the Board of Directors of the Company approved, an increase in the annual retainer for service as chair of the Compensation Committee from $6,000 to $8,000.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 11, 2011, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”).  Of the 9,499,289 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 8,594,316 shares or 90.47% were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the final results of the votes cast at the meeting:

1.       To elect six directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Sherman L. Black	6,815,432	529,221	1,249,663
James L. Reissner	6,815,923	528,730	1,249,663
Steven M. Quist	6,815,685	528,968	1,249,663
Thomas F. Madison	6,943,114	401,539	1,249,663
Lawrence M. Benveniste	6,976,682	367,971	1,249,663
Philip D. Hotchkiss	6,981,194	363,459	1,249,663

2.       To approve amendments to the Rimage Corporation Second Amended and Restated 2007 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
4,539,112	2,777,090	28,451	1,249,663

3.       To cast an advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Vote
6,948,364	354,703	41,586	1,249,663

4.       To cast an advisory vote on the frequency of future executive compensation advisory votes.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
5,433,683	32,628	1,841,132	37,210	1,249,663

5.       To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.

For	Against	Abstain	Broker Non-Vote
8,311,371	256,150	26,795	- 0 -

As a result, each nominee was elected as a director of the Company and Proposals 2, 3 and 5 were approved.  With respect to Proposal 4, the non-binding advisory vote on the frequency of future executive compensation advisory votes, approximately 73.98% of the votes cast voted in favor of holding the advisory vote every year.  Accordingly, the Board of Directors has determined that advisory votes on executive compensation will be held annually until the next required shareholder advisory vote regarding the frequency interval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RIMAGE CORPORATION

	By:	/s/ James R. Stewart
James R. Stewart Chief Financial Officer

Date: May 12, 2011